EXHIBIT 16.1

Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

May 11, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Zosano, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Zosano, Inc. event date April 6, 2016. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Weinberg & Baer LLC

Weinberg & Baer LLC